Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2016 relating to the consolidated financial statements of National CineMedia, Inc. and subsidiary and the effectiveness of National CineMedia, Inc. and subsidiary’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 29, 2016